UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2022

DIGITALBRIDGE GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37980	46-4591526
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
750 Park of Commerce Drive, Suite 210
Boca Raton, Florida 33487
(Address of Principal Executive Offices, Including Zip Code)
(561) 544-7475
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	DBRG	New York Stock Exchange
Preferred Stock, 7.125% Series H Cumulative Redeemable, $0.01 par value	DBRG.PRH	New York Stock Exchange
Preferred Stock, 7.15% Series I Cumulative Redeemable, $0.01 par value	DBRG.PRI	New York Stock Exchange
Preferred Stock, 7.125% Series J Cumulative Redeemable, $0.01 par value	DBRG.PRJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 7.01 Regulation FD Information.

DataBank Recapitalization

On June 16, 2022, DigitalBridge Group, Inc., a Maryland corporation (“DigitalBridge” or the “Company”), commenced the recapitalization of DataBank and certain affiliates of the Company and Cirrus Holdings LP, an acquisition vehicle funded by affiliates of Swiss Life Asset Management AG (“Purchaser”), entered into a definitive agreement pursuant to which Purchaser has agreed to acquire 27% of the fully diluted equity interests in DataBank from existing investors for approximately $1.2 billion in cash (the “Initial Transaction”).

The Initial Transaction is anticipated to reduce the Company’s indirect ownership in DataBank to 15.5% and result in cash proceeds of approximately $230 million to DigitalBridge. Additionally, on a DBRG OP share basis, the Company’s Digital Operating Adjusted EBITDA (as defined in the supplemental financial report filed as Exhibit 99.2 to the current report on Form 8-K filed by the Company on May 5, 2022) for the quarter ended March 31, 2022 would have been reduced by $2.8 million and Total Digital Operating Investment-level debt as of March 31, 2022 would have been reduced by approximately $119 million. The valuation reflects a 1.9x multiple of average cost basis of the Company’s four investments in DataBank since December 2019.

Subsequent stages of the recapitalization are expected to result in incremental new investors acquiring ownership interests in DataBank from existing investors, including DigitalBridge, through the fourth quarter of 2022. The recapitalization transactions are and will be subject to various closing conditions, including receipt of required regulatory approvals.

The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

On June 16, 2022, the Company issued a press release announcing the recapitalization and Initial Transaction described above. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Cautionary Statement regarding Forward-Looking Statements

This current report may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, whether the Initial Transaction and other anticipated recapitalization transactions will be completed on the timeframe anticipated or at all, whether the Company will realize any of the anticipated benefits from the Initial Transaction and the recapitalization, and other risks and uncertainties, including those detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, and its other reports filed from time to time with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. The Company cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this current report. The Company is under no duty to update any of these forward-looking statements after the date of this current report on Form 8-K, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 16, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 16, 2022	DIGITALBRIDGE GROUP, INC.

		By:	/s/ Jacky Wu
Jacky Wu
Executive Vice President and Chief Financial Officer